UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2006

GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24189

(Commission File Number)

65-0488983

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (201) 217-4137

3163 Kennedy Boulevard, Jersey City, New Jersey, USA 07306

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our” refer to General Metals Corporation and General Gold Corporation as our predecessor entity where applicable.

Item 2.01 Completion of Acquisition or Disposition of Assets.
ACQUISITION OF GENERAL GOLD CORPORATION

On January 20, 2006, we entered into a Share Purchase Agreement (the “Agreement”) with General Gold Corporation (“General Gold”) and the former shareholders of General Gold as set out in the Agreement. The Agreement contemplated our company acquiring all of the issued and outstanding shares and convertible securities of General Gold.

The closing of the transactions contemplated in the Agreement and the acquisition by our company of all of the issued and outstanding shares and convertible securities of General Gold occurred on March 15, 2006. In accordance with the closing of the Agreement, and effective as of March 15, 2006, we acquired all of the issued and outstanding shares and convertible securities of General Gold, in exchange for the issuance by our company of 36,097,500 shares of our common stock and 3,048,750 warrants of our capital to the shareholders of General Gold. For financial statement purposes, General Gold, the acquired entity, is regarded as the predecessor entity as of March 15, 2006.

Our company has 7,669,521 common shares issued and outstanding as of December 31, 2005 immediately prior to the issuance of 36,097,500 shares and 3,048,750 warrants in connection with the closing of the Agreement. The former shareholders of General Gold will own 36,097,500 shares of our company’s common stock, representing approximately 70.5% of the issued and outstanding shares of our company, and 3,048,750 share purchase warrants exercisable for one year from closing at a price of $0.25 per share.

As the shareholders of General Gold will hold 70.5% of our shares, and because the business of General Gold represents the only business operations of our company, the acquisition of General Gold is deemed to be a reverse acquisition for accounting purposes. General Gold, the acquired entity, is regarded as the predecessor entity as of March 15, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file quarterly and annual reports based on the April 30, 2005 fiscal year end of General Gold. Such financial statements will depict the operating results of General Gold, including the acquisition of our company, from March 15, 2006.

The shares of our common stock and the warrants issued to the shareholders of General Gold pursuant to the Agreement will not be registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration under the United States Securities Act of 1933, as amended.

CORPORATE HISTORY
General Metals Corporation

We were organized in the State of New Jersey on March 4, 1994 under the name Interactive Multimedia Network, Inc. We were reincorporated in the State of Delaware on September 13, 1995. We changed our name to RECOV Energy Corp. effective March 29, 2005. We focussed our business efforts on the development, marketing, management and sale of consumer products.

We were not successful in implementing our business plan or successful in raising sufficient capital to continue in the business of developing, marketing, managing and selling consumer products. Accordingly, we abandoned our original business plan and focussed on the identification of potential acquisition candidates in the energy reclamation industry.

On or about January 12, 2006, we changed our name to General Metals Corporation.

Our company’s common stock is traded on OTC Bulletin Board under the symbol “GNLM”. Prior to the name change, our company’s common stock was traded on the OTC Bulletin Board under the symbol “RCOV”.

General Gold Corporation

General Gold was incorporated pursuant to the laws of the State of Nevada on July 17, 1988 under the name Gentry Resources Inc.

General Gold is currently an Exploration Stage Company, as defined by Statement of Financial Accounting Standard No. 7 “Accounting and Reporting Stage Enterprises”. On November 14, 2004, General Gold entered into the mining exploration business by entering into an agreement to acquire substantially all of the assets related to Independence Mines, LLC’s mining claims in Lander County, Nevada. General Gold’s principal business is the acquisition and exploration of mineral properties.

On or about July 17, 2003, General Gold had changed its name from Gentry Resources Inc. to General Gold Corporation.

DESCRIPTION OF BUSINESS

Following the closing of the Agreement with General Gold, General Gold’s business will represent the only business operations of our company.

We are junior mineral resource exploration company engaged in the business of mineral exploration.

On November 14, 2004, as amended December 31, 2004, we entered into a letter of intent with Independence Mines, LLC and Gold Range, LLC with respect to the purchase of substantially all of the assets Gold Range, LLC uses to conduct the business of Independence Mines, LLC. We did not proceed with the acquisition in this form, instead electing to directly acquire the lease on the subject property.

On April 29, 2005, we entered into an agreement for an assignment of a lease with Gold Range, LLC. The lease to be assigned was the lease to be entered into between Gold Range, LLC and Independence Gold-Silver Mines Inc., pursuant to which Independence Gold-Silver Mines Inc. would lease to Gold Range, LLC certain unpatented mining claims located in the Battle Mountain District, Lander County, State of Nevada, as more particularly described in the lease, known also as the “Independence Mine”.

The assignment of lease agreement was conditional upon the consent of Independence Gold-Silver Mines Inc. to the assignment of the lease of the leased claims to our company, and a definitive form of lease being entered into within sixty days of the assignment of lease agreement.

We had previously entered into a letter of intent dated November 14, 2004, as amended December 31, 2004, with Gold Range, LLC regarding the claims, which is replaced and superseded by the April 29, 2005 assignment of lease agreement.

The purchase price payable by us to Gold Range, LLC in consideration for the assignment of the lease was:

•

$75,000 cash of which $25,000 was paid upon execution of the assignment of lease agreement, an additional $25,000 cash when the definitive lease was entered into between Independence Gold-Silver Mines Inc. and Gold Range, LLC, and a final $25,000 cash within 30 days of the lease recordation date;

•	2,500,000 of our restricted common shares issued with the final cash payment above; and
•	a 1% net smelter return royalty payable to Gold Range, LLC in addition to other underlying net smelter return requirements.

It was a condition of the assignment of lease agreement that the definitive lease would be entered into, and the consent of Independence Gold-Silver Mines Inc. to the assignment would be obtained not more than 60 days from the date of the assignment of lease agreement, which conditions were satisfied subsequent to our agreement with Gold Range, LLC.

Independence Mines Property

We currently control a 100% undivided leasehold interest in the Wilson Independence Gold - Silver Mine, situated in the Battle Mountain Mining District, Lander County, Nevada. The property consists of 14 whole and fractional mining claims encompassing 240 acres. Due diligence by our company shows that all claims are valid and in good standing through and for the assessment year ending August 31, 2005.

Location and Access

All infrastructure necessary for the exploration, development and operation of a mine is readily available. The property is accessed via federal, state and county maintained all weather paved and gravel roads from the nearby town of Battle Mountain. A well-trained work force is available in the town of Battle Mountain, situated 30 miles north of the property along Interstate highway 80. Adequate ground water is available for diversion for future mining operations which enjoy special treatment as temporary or interim uses under Nevada water laws. Electrical power has recently been extended to within one mile of the project to service the Phoenix project, and the transcontinental natural gas line passes within 1.5 miles of the property.

The property has been the sight of intermittent historic exploration and mining activities since the late 1920s. Past mining operations extracted 65,000 tons of high grade gold and silver ores from the property. The bulk of this activity occurred during two periods, the first from high grade ores shipped for direct smelting during the late 1940s and early 1950s, and a second from 1975 to 1983 when a significant amount of underground development took place, and a mill erected on the property. Production grades have historically been high, with individual samples from stopes reported to contain up to 19,000 ounces of silver, and 64 ounces of gold. During its peak period of production in 1976 the mine shipped up to 1 ton of gold and silver bullion per month.

The Independence Mines property consists of 14 whole and fractional unpatented lode mining claims, which cover approximately 240 acres.

Core and reverse calculation drilling to date indicate two targets. These two targets are referred to as the Independence Deep (A Target), and the Independence Surface (B Target). Historic mining operations have generated in excess of 70,000 tons of waste dumps, mill tailings, and other waste rock products on the property. Samples of this material contain gold and silver values which suggest potential to recover some values in the form of gold and silver from them. We have engaged the engineering firm of SRK Consulting to perform an environmental audit of this material and systematically evaluate the potential for recovering remaining gold and silver values.

Surface and Near Surface Mineralization

The Wilson Independence Property covers a mineralized zone on strike with the World Class, Fortitude / Phoenix Gold Skarn Deposit. The property has potential to develop a high grade underground resource in the Antler Sequence, together with a smaller surface / near surface resource in the overlying Pumpernickel Formation. Situated at the intersection of the Battle Mountain-Eureka Gold Trend and the Northern Nevada Rift (Twin Creeks-McCoy lineament), the Independence Project, like Fortitude and Cove McCoy, is one of a number of Gold Skarns which occur along the Battle Mountain – Eureka and Northern Nevada Rift Zone mineral lineaments.

Mineralized outcrops are common on the property. Many have been prospected by shallow prospect shafts, pits and trenches. In addition, 75 Reverse Circulation and Core holes, and extensive shallow underground mine workings in the Independence Mine indicate wide spread, near surface mineralization which we feel represents a valid exploration target for potential future surface, bulk mining operations.

Historic drilling and underground mine workings indicate wide spread mineralization, both in surface - near surface, and deep targets. There are presently no identified reserves or resources on the property as defined in Industry Guide 7. We intend to conduct phased exploration programs to evaluate the mineral potential of this property, with the objective of identifying and developing mineral resources and reserves in compliance with Industry Guide 7.

Independence Deep Target

A large body of mineralized material is clearly indicated by previous drilling in the Deep Target. It is likely that proper logging and subsequent geologic modeling has potential to result in the identification of an economic resource. All core, approximately 25000 feet, is stored on site, and necessary logging is in process. As part of our Phase I exploration program, a budget for this is estimated at $70,000, including limited additional sampling.

Mineralization identified to date is contained in the lower plate of the Golconda Thrust in rocks of the Battle Mountain and Edna Formations of the Antler Sequence.

Independence Surface Target

The Surface Target consists of both historic mill tailings and oxidized mineralization in the near surface. The tailings consists of roughly 70,000 tons of tailings.

Promising surface and near surface mineralization has been identified. The Surface Target contains an oxide target. This target is hosted entirely in the Pumpernickel Formation. To date 75 drill holes and roughly three (3) miles of underground workings have penetrated portions of this target, all of which have encountered highly anomalous to high grade mineralization. The principle limiting factor for surface resources is the lack of drilling information. It is highly likely that additional drilling will develop resources sufficient increase the near surface resource substantially.

Mill & Building On Site

A relatively intact 50 to 75 ton per day Counter Current – Decantation cyanide mill is situated on the property. The present condition of the jaw crusher, cone crusher and ball mill are uncertain but could possibly be returned to serviceable condition. A complete set of new rubber liners for the ball mill are on site. The mill is housed in a good condition metal clad building erected in 1987.

Surrounding Land and Mineral Ownership

The Wilson Independence claims are completely surrounded by Newmont Mining’s holdings and are an island with legal access. Newmont’s Phoenix Project is adjacent to the Independence claims and is scheduled to commence operation in mid 2006. Any ore recovered from the property should be suitable to process in the Phoenix plant.

COMPETITION

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the junior resource exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the State of Nevada.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

RESEARCH AND DEVELOPMENT

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our mineral property in Nevada. To date, execution of our business plan has largely focused on acquiring interests in promising mineral properties. We intend to establish a going forward exploration and development plan.

INTELLECTUAL PROPERTY

We do not have any intellectual property rights.

EMPLOYEES

Currently we have two employees in addition to our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

RISK FACTORS

For purposes of this Risk Factors section, our company and General Gold shall be collectively referred to as “we”, “our” or the “company”. In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any of the following risks occur, our business, operating results, liquidity and financial condition could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Going Concern.

We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- drilling, exploration and completion costs for our Independence mine project increase beyond our expectations; or

- we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of base and precious metals. Our properties are in the exploration stage only and are without known mineral reserves. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic mineral reserves, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for mineral reserves is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing mines. Our properties are in the exploration and development stage only and are without proven reserves. We may not establish commercial discoveries on any of our properties.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.

We plan to continue exploration on our Nevada mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that additional commercially exploitable reserves of precious metals on our properties. Problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and often result in exploration efforts being unsuccessful. The additional potential problems include, but are not limited to, unanticipated problems relating to exploration and attendant additional costs and expenses that may exceed current estimates. These risks may result in us being unable to establish the presence of additional commercial quantities of ore on our mineral claims with the result that our ability to fund future exploration activities may be impeded.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

If our exploration costs are higher than anticipated, then our profitability will be adversely affected.

We are currently proceeding with exploration of our mineral properties on the basis of estimated exploration costs. If our exploration costs are greater than anticipated, then we will not be able to carry out all the exploration of the properties that we intend to carry out. Factors that could cause exploration costs to increase include, among other things, adverse weather conditions, difficult terrain and shortages of qualified personnel.

As we face intense competition in the mining industry, we will have to compete with larger companies for financing and for qualified managerial and technical employees.

The mining industry is intensely competitive in all of its phases. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

As we undertake exploration of our mineral claim, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our By-laws contain provisions indemnifying our officers and directors against all costs and expenses incurred by them.

Our By-laws contain provisions with respect to the indemnification of our officers and directors against any costs and expenses actually or necessarily incurred by them in any action, suit or proceeding to which they are made a party by reason of their position as an officer or director. The indemnification is extends to good-faith expenditures incurred in anticipation of threatened or proposed litigation. Further, our board of directors may extend the indemnification to cover the good-faith settlement of any such action, suit or proceeding, whether formally instituted or otherwise.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of 200,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Some of our directors and officers are residents of countries other than the United States and investors may have difficulty enforcing any judgments against such persons within the United States.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR COMMON STOCK

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations and the National Association of Securities Dealers Inc.’s sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the National Association of Securities Dealers Inc. has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the National Association of Securities Dealers Inc. believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The National Association of Securities Dealers Inc. requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this current report, particularly in the section entitled “Risk Factors” in this current report.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were organized in the State of New Jersey on March 4, 1994 and reincorporated in the State of Delaware on September 13, 1995. Effective March 29, 2005 we changed our name to RECOV Energy Corp., and on or about January 12, 2006 we changed our name to General Metals Corporation.

Effective March 29, 2005 we increased our authorized preferred stock from 5,000,000 shares, par value of $0.001 per share, to 50,000,000 shares, par value of $0.001 per share.

On the close of business on March 28, 2005 we implemented a reverse split of the common stock on a twenty old shares for one new share basis. Effective March 29, 2005 we increased our authorized common stock from 25,000,000 shares, par value of $0.001 per share, to 200,000,000 shares, par value of $0.001 per share.

We are an exploration stage mining company engaged in the exploration for base and precious metals on our Independence Mines property in the State of Nevada.

Plan of Operations

Our plan of operation for next twelve months involves a phased exploration program for our Independence Mines property.

Exploration Program

The phased exploration program will evaluate the mineral potential of mine waste from historic mining operations, together with surface and near surface mineralization, as well as deep mineralization.

Phase I. Phase I of the program, which has begun, will consist of a multidisciplinary, multi function program and will include re-logging and modeling of existing core and where possible cuttings stored on property, concentrating on mineralized material. We estimate this phase will take 60 to 90 days to complete, with a projected remaining budget cost of $125,000.

Phase II. Phase II will be dependent upon the results of Phase I, and will likely include, together with necessary permitting, one or more of: (a) systematic sampling and evaluation of existing tailings and mine waste for possible near term recovery of mineral values (b) detailed underground mapping and sampling, (c) drilling of surface and / or deep underground targets. Budgetary requirements are uncertain until such time as a suitably detailed scope of work for the project is established from Phase I, however are likely to be in the range of $250,000, over a one year period.

Phase III. Phase III will be dependent on Phase II, for direction, and budgetary requirements. It is likely that this phase will include additional drilling of the deep target, together with critical path decisions which conceivably could include decisions to advance exploration and or near term production, or venture the project with a strategic senior partner. A preliminary budget estimate for this phase is $500,000.

Cash Requirements

For the next 12 months we plan to continue to explore for base and precious metals on our Independence Mines property in Nevada.

We will require additional funds to implement our exploration and development programs. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our exploration program.

In order to proceed with our plans we raised funds by way of private placements of equity securities in our company as follows:

a)

On January 18, 2005, we issued 100,000 shares of common stock at a price of $0.25 per share for gross proceeds of $25,000, which included 50,000 share purchase warrants at an exercise price of $0.50 per share, exercisable until January 18, 2006.

b)

On April 29, 2005, we issued 1,652,000 shares of common stock at a price of $0.25 per share for gross proceeds of $413,000, which included 826,000 share purchase warrants at an exercise price of $0.50. per share, exercisable until April 29, 2006. The majority of these proceeds were received subsequent to our year ended April 30, 2005.

c)

On July 19, 2005, we issued 20,000 shares of common stock at a price of $0.25 per share for gross proceeds of $5,000, which included 10,000 share purchase warrants at an exercise price of $0.50 per share, exercisable until December 31, 2006.

d)

On September 30, 2005, we issued 12,000 shares of common stock at a price of $0.25 per share for gross proceeds of $3,000, which included 6,000 share purchase warrants at an exercise price of $0.25 per share, exercisable until September 30, 2006.

e)

On December 31, 2005, we issued 2,276,500 shares of common stock at a price of $0.125 per share for gross proceeds of $318,500, which included 1,138,250 share purchase warrants at an exercise price of $0.25 per share, exercisable until December 31, 2006.

f)

On December 31, 2005, we issued 256,000 shares of common stock at a price of $0.125 per share for gross proceeds of $32,000, which included 128,000 share purchase warrants at an exercise price of $0.25 per share, exercisable until December 31, 2006.

As a result of the foregoing private placements, we received total proceeds of $796,500 net of offering costs. The net proceeds received will be used as working capital to allow us to finance our exploration.

Over the next twelve months we intend to use all available funds to expand on the exploration and development of our leases, as follows:

Phase I Exploration	$125,000
Phase II Exploration	$250,000
General and Administrative	$150,000
Working Capital	$500,000
Total	$1,025,000
Liquidity and Capital Resources

As at October 31, 2005, we had $21,617 in current liabilities, and our working capital was $25,317. Our financial statements report a net loss of $101,256 for the three month period ended October 31, 2005 compared to a net loss of $6,738 for the three month period ended October 31, 2004. Our accumulated loss increased to $475,350 from inception to October 31, 2005. Our losses increased in part as a result of increase in expenses in all categories for the three month period ended October 31, 2005. We realized an overall increase in all expense categories during the three month period ended October 31, 2005 as we were actively involved in the investigation and acquisition of resource properties, as compared to the three month period ended October 31, 2005.

Our total liabilities as of October 31, 2005 were $21,617, as compared to total liabilities of $58,522 as at April 30, 2005. The decrease was primarily due to the decrease in accounts payable as a result of our recent financing activities.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital. In this regard we have raised additional capital through the equity offerings noted above.

The continuation of our business is dependent upon obtaining further financing, a successful program of acquisition and exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Product Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our Independence Mines property in Nevada. To date, execution of our business plan has largely focused on acquiring exploration properties. We intend to establish a going forward exploration and development plan.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment (excluding exploration activities) over the next twelve months. To the extent that equipment is required for our exploration program it will be provided by third party contractors or leased.

Employees

Currently we have two part time employees in addition to our directors and officers. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Going Concern

We have suffered recurring losses from operations. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended April 30, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. We will consider SAB 107 during implementation of SFAS 123R.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on our results of operations or financial position.

FASB has also issued SFAS No. 151 and 152, but they will not have any relationship to the operations of our company therefore a description and its impact for each on our company’s operations have not been disclosed.

Application of Critical Accounting Policies

Our audited financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Off-Balance Sheet Arrangements

Not applicable.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 1E. Liberty St., Suite 6000, Reno, Nevada 89501. The space is leased on a month-to-month basis. We believe the space is adequate for our current needs and that suitable space will be available to accommodate our future needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of March 15, 2006 for: (i) each shareholder we know to be the beneficial owner of 5% or more of our shares of common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after March 15, 2006. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
David J. Salari(2) 58 West Street Oakville, ON, Canada, L6L 2Y8	500,000(6)	0.98%
Richard J. Verdiramo(3) 3163 Kennedy Boulevard Jersey City, New Jersey, 07306	550,000(6)	1.07%
Leslie James Porter(4) 3163 Kennedy Boulevard Jersey City, New Jersey, 07306	Nil	N/A
Stephen B. Parent(5) 3163 Kennedy Boulevard Jersey City, New Jersey, 07306	4,050,000(7)	7.91%
FastMarine Group Ltd. 4448 Patterdale Drive North Vancouver, BC V7R 4L8	5,000,000	9.76%
Grassy Mole Enterprises Ltd. 5th Floor, 195 Alexander Street Vancouver, BC V6A 1B8	10,000,000	19.52%
Aegean Capital Management 38820 N. 25th Avenue Phoenix, Arizona 85086	5,000,000	9.76%
Directors and Executive Officers as a Group	5,100,000	9.96%
(1)

Based on 51,217,021 shares of common stock issued and outstanding as of March 15, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	A director of our company.
(3)	The President, Chief Executive Officer and a director of our company.
(4)	The Chief Financial Officer and a director of our company.
(5)	The Chief Operating Officer of our company.
(6)	Restricted shares.
(7)	Of the shares indicated, 2,000,000 are restricted shares.
Directors and Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
David J. Salari	Director	49	January 30, 2006
Richard J. Verdiramo	President and Director	41	Appointed President on March 1, 2000
Leslie James Porter	Chief Financial Officer and Director	41	November 17, 2005
Stephen B. Parent	Chief Operating Officer	61	November 30, 2005

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director, executive officer and key employee, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David J. Salari, Director

Mr. Salari is a director of our company. Mr. Salari has served as a director of General Gold Corporation since November 17, 2004. Mr. Salari is a Professional Engineer who over the past 20 years, has been involved in the design, supply, and commissioning of mining and mineral processing systems throughout the world for gold and silver, base metals, and industrial minerals. Commencing in 2004 and presently Mr. Salari is the President of D.E.N.M. Engineering, a company engaged in the engineering, design and installation of mineral processing equipment and systems.

From 1986 to 2004 Mr. Salari was the Vice President of MPE International Inc. where he managed the engineering and design of metallurgical processing equipment for precious, base, and industrial minerals. From 1980 to 1986 Mr. Salari worked with Placer Development Ltd. in various metallurgist and engineering capacities.

More recently, he spearheaded as Process Manager the construction and start-up of a 4000 TPD heap leach operation at the Plum Mine in the Comstock Lode region of Nevada. His duties included heap pad construction, recovery plant, and dealing with The Nevada Division of Environmental Protection in permit related issues. Mr. Salari is a graduate of the University of Toronto (1980) with a BASC degree in Metallurgical Engineering.

Richard J. Verdiramo, President and Director

Mr. Verdiramo is the President and a director of our company. Mr. Verdiramo has extensive experience in the management of brand development and the marketing of consumer products. From 1988 through 1996, Mr. Verdiramo operated a management and marketing consultancy that focused on the development of marketing strategies for consumer products. Mr. Verdiramo graduated from Providence College.

Leslie James Porter, Chief Financial Officer and Director

Mr. Porter is the Chief Financial Officer and a director of our company. Since July 2005, Mr. Porter has also served as the Chief Financial Officer and a director of Tangerine Gold Inc., a junior mining exploration company. Mr. Porter was the Chief Financial Officer of Mediterranean Minerals Ltd. and its predecessor Manhattan Minerals Inc and served as the Chief Financial Officer and a director of Firestone Ventures, Inc., both junior mining exploration companies. Since 2004 Mr. Porter has served as the Chief Financial Officer and a director of SHEC Labs Solar Hydrogen Energy Corporation, a technology company. He has also served on that company’s Steering Committee since 2003 and served as financial advisor to the company from 2001 to 2004. Since 2001 Mr. Porter has been the President of LJV Capital Corp., providing financial and business consulting services to early stage companies. And from 1999 to 2001 he was the Chief Financial Officer and a director of Global Media Corp., an internet media streaming company.

Mr. Porter received his Bachelor of Commerce degree in Finance from the University of British Columbia in Vancouver, B.C. in 1987. He received his Chartered Accountant designation from the Institute of Chartered Accountants of British Columbia in 1990, his Chartered Financial Analyst designation from the Institute of Chartered Financial Analysts in 1994 and his Certified Public Accountant designation (State of Illinois) from the University of Illinois in 1999.

Mr. Porter received his Chartered Accountant and Chartered Financial Analyst designations while employed with the major public accounting firm, Arthur Andersen & Co., where he achieved the position of Senior Manager, Taxation and served large corporations including subsidiaries and divisions of global mining companies BHP and Newmont.

Stephen B. Parent, Chief Operating Officer

Mr. Parent is the Chief Operating Officer of our company. Mr. Parent has worked in the mining industry for nearly 25 years and has managed the exploration and development operations of several junior public mining companies in the United States and Canada. Mr. Parent is the Founder and previous Chief Executive Officer and Chairman of GoldSpring, Inc., a publicly traded precious metals mining company that operates the Plum Mine located in Nevada’s Comstock Lode region near Virginia City. Plum Mine is a cyanide heap leach operation currently producing gold and silver.

Mr. Parent has been responsible for evaluation, acquisition and development of mining projects and served as the Chief Executive Officer of Ecovery, Inc. a private company with two significant mining projects: The Big Mike Copper Project and the GoldSpring Placer Project both now owned by GoldSpring. Mr. Parent is also the founder, President and Chief Executive Officer of Aztech Environmental Industries, Inc.

Committees of the Board

We do not have any committees of our board.

Family Relationships

None of our directors, executive officers, future directors, 5% shareholders, or any members of the immediate families of the foregoing persons have been indebted to us during the last fiscal year or the current fiscal year in an amount exceeding $60,000.

None of the current directors or officers of our company are related by blood or marriage.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

We currently do not have an audit, nominating or compensation committee or any committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Audit Committee Financial Expert

Our board of directors has determined that we do not have an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of Forms 4 and 5 furnished to our company and filed with the Securities and Exchange Commission under Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, we believe that all directors, officers and beneficial owners of more than 10% of any class of equity securities filed on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

EXECUTIVE COMPENSATION

No executive officer of our company received annual salary and bonus in excess of $100,000 for the years ended April 30, 2005, 2004 and 2003. For the years ended April 30, 2004 and 2003, we did not pay any salaries or bonuses to any of our executive officers. As of the date of filing of this current report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control.

The following table shows the compensation received by our president and chief executive officer for the years ended April 30, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
David J. Salari Secretary and director of General Gold, director of General Metals	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
Richard J. Verdiramo President and Chief Executive Officer	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil 20,000 N/A	Nil N/A N/A	Nil N/A N/A
Robert J. Gilbert Vice-President and Chief Operating Officer	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil 15,000 15,000	Nil N/A N/A	Nil N/A N/A
Leslie James Porter Chief Financial Officer	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
Stephen B. Parent Chief Operating Officer	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
William Whittle President, Chief Executive Officer and Chief Financial Officer of General Gold	2005 2004 2003	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
(1)

The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per executive officer.

Stock Option Plan

Currently, there are no stock option plans in favor of any officers, directors, consultants or employees of our company. However, we may issue stock options to our directors, officers and employees in the future, upon adoption of a stock option plan.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights made during the fiscal years ended April 30, 2005 and April 30, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during fiscal year ended April 30, 2005 by any officers or directors of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. No compensation is paid to any director, as such, for his or her services, but, by resolution of our board of directors, a fixed sum or expense for actual attendance at each regular or special meeting by our board may be authorized.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per executive officer.

Certain Relationships and Related Transactions

Except as indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, 5% beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

General Gold

During the year ended April 30, 2004, the President of General Gold advanced to General Gold $6801 for working capital purposes. This amount is non-interest bearing and unsecured with no fixed terms or repayment. During the same period, General Gold received donated services and overhead from the President of General Gold valued at $500 per month for services and $250 per month for overhead.

At April 30, 2005, the President of General Gold was indebted to General Gold in the amount $2,326 resulting from cash advances received in excess of reimbursements incurred. This amount is non-interest bearing and unsecured with no fixed terms of repayment.

During the year ended April 30, 2005, General Gold incurred rent of $1,200 to a company with a common director. The amount is unpaid at April 30, 2005 and is non-interest bearing and unsecured with no terms of repayment. During the same period General Gold received donated services and overhead from the President of General Gold valued at $500 per month for services and $250 per month for overhead.

As at October 31, 2005, the President of General Gold was indebted to General Gold in the amount of $11,143 resulting from cash advances received in excess of expense reimbursements incurred. This amount is non-interest bearing and unsecured with no fixed terms of repayment.

During the six months ended October 31, 2005, General Gold incurred rent of $600 to a company with a common director. The amount is unpaid at October 31, 2005 and is non-interest bearing and unsecured with no fixed terms of repayment. During the six months ended October 31, 2005, General Gold recognized $1,500 for donated overhead at $250 per month which were provided by the President of General Gold.

During the six months ended October 31, 2005 and 2004, General Gold received a total of $3,000 for donated services at $500 per month which were provided by the President of General Gold.

General Metals

For the year ended March 31, 2004, our company paid legal services in the amount of $18,426 to Verdiramo & Verdiramo, P.A., which is owned by our former President and his son. Although Verdiramo & Verdiramo, P.A. has agreed not to charge rent and is not expecting payment from us for use of the office, an amount has been reflected in the financial statements as rent expense with an offset to paid-in capital in the amount of $1,200 for the year ended March 31, 2004.

We received loans and advances from our stockholders during the year ended March 31, 2004. These transactions were in the form of unsecured demand loans bearing interest of 4% to 8% per annum. The balance due at march 31, 2004 was $126,387 which includes approximately $24,219 accrued interest on these loans.

We have been involved in periodic transactions, whereby money has been loaned to our former President and our former President has loaned money to our company. There were no loans to this party during the year ended March 31, 2005. As of March 31, 2005 we were obligated to our former President for a total of $255,935 for notes payable and accrued interest thereon.

Legal services to our company have been performed by Verdiramo & Verdiramo, P.A. This professional association is owned by Vincent L. Verdiramo, our former President and his son Vincent S. Verdiramo. The cost of legal services billed to our company for the year ended March 31, 2005 was $20,264. The amount outstanding at March 31, 2005 to this professional association is $105,784 and is included in Accounts Payable and Accrued Liabilities.

On November 30, 2005, we issued 1,000,000 restricted shares pursuant to an exemption under section 4(2) of the Securities Act of 1933 to our President and Vice President for services rendered for the period from April 1, 2005 through November 30, 2005.

Verdiramo & Verdiramo, P.A. is providing limited use of office space to our company. Although Verdiramo & Verdiramo, P.A. has agreed not to charge rent and is not expecting payment from us for use of the office, an amount has been reflected in the financial statements as rent expense with an offset to paid-in capital in the amount of $600 in both periods ended December 31, 2005 and 2004, respectively.

We received loans and advances from stockholders and related parties. These transactions are in the form of unsecured convertible demand loans bearing interest of 6% to 15% per annum. The total balance due was $338,618 and $396,992 as of December 31, 2005 and March 31, 2005, respectively. This includes approximately $146,069 and $170,099 of accrued interest as of December 31, 2005 and March 31, 2005, respectively. Effective February 9, 2005, the rate of conversion for these notes was reduced from $0.10 per common share to $0.0185 per common share. As of March 31, 2005, the Company recognized a beneficial conversion feature attributable to the reduction in the conversion price of these convertible demand notes, the effect of which has been to record imputed interest expense in the amount of $393,460.

During the nine months ended December 31, 2005, we issued 3,921,495 shares of common stock, in conversion of $72,548 of convertible notes payable. The conversion price was $0.0185 per share. We received an opinion from counsel that the shares issued in these transactions were free trading.

On December 23, 2005, we signed a promissory note to General Gold Corporation in the amount of $30,000. The note bears nominal interest and is payable by March 30, 2006 if our acquisition of General Gold Corporation does not close by that date.

DESCRIPTION OF SECURITIES

Common Stock. The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of our company. The holders of common stock have the sole right to vote. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. The holders of common stock have a right to receive a dividend if and when such is declared by our board. The election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.

Change of Control. Our Certificate of Incorporation or By-laws do not contain any provisions that would delay, defer or prevent a change of control in our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Shares of our common stock are traded on the OTC Bulletin Board under the symbol “GNLM”. The following bid quotations have been reported for quarterly periods ending March 31, 2004 to December 31, 2005.

Quarter Ended	High Bid($)	Low Bid($)
March 31, 2004	0.11	0.035
June 30, 2004	0.18	0.035
September 30, 2004	2.80	1.00
December 31, 2004	1.60	1.00
March 31, 2005	1.80	0.40
June 30, 2005	1.85	0.30
September 30, 2005	0.70	0.10
December 31, 2005	0.58	0.11

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission. Such quotes are not necessarily representative of actual transactions or of the value of the our securities, and are in all likelihood not based upon any recognized criteria of securities valuation as used in the investment banking community.

There is no assurance that an active trading market will develop which will provide liquidity for our existing shareholders. The preceding information is from the National Association of Securities Dealers Automated Quotation Service.

As of March 15, 2006, there were 240 holders of record of shares of our common stock. Certain of the shares of common stock are held in “street” name and may, therefore, be held by several beneficial owners.

As of March 15, 2006, there were 51,217,021 shares of our common stock issued. Of those shares 3,723,868 shares are “restricted” securities of our company within the meaning of Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended, because such shares were issued and sold by our company in private transactions not involving a public offering.

In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of our company (in general, a person who has a control relationship with our company) who has owned restricted securities of common stock beneficially for at least one year is entitled to sell, within any three-month period, that number of shares of a class of securities that does not exceed the greater of (i) one percent of the shares of that class then outstanding or, if the common stock is quoted on NASDAQ, or (ii) the average weekly trading volume of that class during the four calendar weeks preceding such sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. Sales of substantial amounts of our common stock on the public market could adversely affect the prevailing market price of our common stock.

We have not paid a cash dividend on the common stock since inception. The payment of dividends may be made at the discretion of our board of directors and will depend upon, among other things, on our operations, capital requirements and overall financial condition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

RECENT SALES OF UNREGISTERED SECURITIES

The disclosures set forth in “Item 3.02 Unregistered Sales of Equity Securities” are hereby incorporated by reference into this section.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of our company if it is determined that such person is a party by reason of being a director or officer of our company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our company's Certificate of Incorporation and By-Laws extends such indemnities to the full extent permitted by Delaware law. Our company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which our company could not indemnify such persons.

Item 3.02 Unregistered Sales of Equity Securities.

For information relating to the unregistered sales of equity securities of General Metal, refer to its Form 10-KSB, as amended, for the years ended March 31, 2004 and 2005 and its subsequent periodic reports on Form 10-QSB and current reports on Form 8-K.

For information relating to the unregistered sales of equity securities of General Gold, refer to its Form 10-KSB for the years ended April 30, 2004 and 2005 and its subsequent periodic reports on Form 10-QSB and current reports on Form 8-K.

On March 15, 2006, we issued 36,097,500 shares of our common stock and 3,048,750 warrants of our capital to the shareholders of General Gold pursuant to the terms of the Agreement. Certain of the investors confirmed in writing that they were accredited investors and represented their intention to acquire the securities for investment purposes and not with a view to distribution. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Appropriate legends were affixed to the stock certificates issued to the investors. The investors acknowledged that the sale of the securities was not registered under the Securities Act of 1933 and the securities could not be resold unless the securities were registered or unless an exemption from such registration was available. As a result of the foregoing, we relied on the provisions of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for the issuance of the shares to theses investors. In addition, we relied on the exemptions from registration provided by Regulation S of the

Securities Act of 1933 as certain of the investors were non - U.S. persons as at that term is defined in Regulation S. No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Agreement with General Gold on March 15, 2006, we issued an aggregate of 36,097,500 shares of common stock and 3,048,750 warrants to the shareholders of General Gold to acquire all of the issued and outstanding shares and convertible securities of General Gold. As a result of the asset purchase and related transactions, shareholders of General Gold own 36,097,500 shares of our company’s common stock, representing approximately 70.5% of the issued and outstanding shares of our company, and as such, represents a change of control of our company.

As part of the change in control and pursuant to the terms of the Agreement, David J. Salari has been appointed to our board of directors.

Mr. Salari became a director of our company as of January 30, 2006, and received 500,000 shares of our common stock pursuant to the closing of the Agreement. The 500,000 shares represent approximately 1% of our current issued and outstanding shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David J. Salari became a director of our company on January 30, 2006. A description of Mr. Salari’s business experience over the past five years can be found in the Section entitled “Directors and Executive Officers, Promoters and Control Persons” on page 16. Mr. Salari has not had a direct or indirect material interest in any transaction, or proposed transaction, during the last two years to which our company was or is to be a party.

There were no arrangements or understandings between any of the directors and any other persons pursuant to which such individuals were selected as directors. None of the directors have been named to any committees of our company, and no definitive arrangements have been made regarding committees of our company to which any of the directors is expected to be named.

As of January 30, 2006 Robert Gilbert resigned as Vice-President and Chief Operating Officer and director of our company. There were no disagreements among Mr. Gilbert, our company or our company’s current directors regarding the resignation of Mr. Gilbert as our Vice-President and Chief Operating Officer.

Item 5.06 Change in Shell Company Status

The disclosures set forth in “Item 2.01 Completion of Acquisition or Disposition of Assets” regarding the material terms of the Agreement are hereby incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.
FINANCIAL STATEMENTS

The following financial statements are included in this current report:

(a)  Annual Financial Statements of General Gold for the Year Ended April 30, 2005 (Audited)

Independent Auditor’s Report, dated November 7, 2005.

Balance Sheets as at April 30, 2005 and April 30, 2004.

Statements of Operations for the years ended April 30, 2005 and April 30, 2004 and for the period from July 17, 1998 (Date of Inception) through April 30, 2005.

Statements of Cash Flows for the years ended April 30, 2005 and April 30, 2004 and for the period from July 17, 1998 (Date of Inception) through April 30, 2005.

Statement of Stockholders’ Equity (Deficit) for the period from July 17, 1998 (Date of Inception) to April 30, 2005.

Notes to Financial Statements.

(b)  Three and Six Month Period Ended October 31, 2005 (Unaudited)

Balance Sheets as at October 31, 2005 and April 30, 2005.

Statements of Operations for the three months ended October 31, 2005 and October 31, 2004, for the six months ended October 31, 2005 and October 31, 2004, and for the period from July 17, 1998 (Date of Inception) through October 31, 2005.

Statements of Cash Flows for the six months ended October 31, 2005 and October 31, 2004.

Notes to Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

General Gold Corporation

(An Exploration Stage Company)

We have audited the accompanying balance sheets of General Gold Corporation (An Exploration Stage Company) as of April 30, 2005 and 2004 and the related statements of operations, cash flows and stockholders’ equity (deficit) for the period from July 17, 1998 (Date of Inception) to April 30, 2005 and the years ended April 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Gold Corporation (An Exploration Stage Company), as of April 30, 2005 and 2004, and the results of its operations and its cash flows for the period from July 17, 1998 (Date of Inception) to April 30, 2005 and the years ended April 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

November 7, 2005

General Gold Corporation

(An Exploration Stage Company)

Balance Sheets

(Expressed in U.S. dollars)

	April 30, 2005 $	April 30, 2004 $
ASSETS

Current Assets

Cash	202,322	–
Due from related party (Note 3(a))	2,326	–

Total Assets	204,648	–

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	37,868	5,490
Accrued liabilities	19,454	4,250
Due to related party (Note 3(b))	1,200	6,801

Total Liabilities	58,522	16,541

Commitments and Contingencies (Notes 1, 5 and 6)

Stockholders’ Equity (Deficit)

Common Stock: 50,000,000 shares authorized with a par value of $0.001; 14,252,000 and 12,500,000 shares issued and outstanding, respectively	14,252	12,500

Additional Paid-in Capital (Discount)	422,625	(9,913)

Stock Subscription Receivable (Note 7(a))	(127,500)	–

Donated Capital (Note 3(c))	45,000	36,000

Deficit Accumulated During the Development Stage	(208,251)	(55,128)

Total Stockholders’ Equity (Deficit)	146,126	(16,541)

Total Liabilities and Stockholders’ Equity (Deficit)	204,648	–

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Statements of Operations

(Expressed in U.S. dollars)

	Accumulated from July 17, 1998 (Date of Inception) to April 30,	For the Year Ended
		April 30,
	2005	2005	2004
	$	$	$

Revenue	–	–	–

Expenses

Amortization of license and write-off	2,000	–	–
Donated overhead (Note 3(c))	15,000	3,000	3,000
Donated services (Note 3(c))	30,000	6,000	6,000
Foreign currency transaction loss (gain)	440	559	(119)
General and administrative	39,798	37,628	–
Management and consulting fees	61,000	61,000	–
Mineral property costs	25,000	25,000	–
Professional fees	51,900	19,936	11,335

Total Expenses	225,138	153,123	20,886

Loss from operations	(225,138)	(153,123)	(20,886)

Gain on forgiveness of debt	16,887	–	–

Net Loss	(208,251)	(153,123)	(20,886)

Net Loss Per Share – Basic and Diluted		(0.01)	–

Weighted Average Shares Outstanding		12,535,000	12,500,000

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in U.S. dollars)

	Accumulated from
	July 17, 1998	For the
	(Date of Inception)	Year Ended
	to April 30,	April 30,
	2005	2005	2004
	$	$	$

Cash Flows to Operating Activities

Net loss	(208,251)	(153,123)	(20,886)

Adjustments to reconcile net loss to net cash used by operating activities:

Gain on forgiveness of debt	(16,887)	–	–
Amortization of license write-off	2,000	–	–
Expenses not paid with cash	587	–	–
Donated overhead	15,000	3,000	3,000
Donated services	30,000	6,000	6,000

Change in operating assets and liabilities:

Accounts payable and accrued liabilities	57,322	47,582	5,085

Net Cash Used in Operating Activities	(120,229)	(96,541)	(6,801)

Cash Flows From Financing Activities

Advances from (repayments to) a related party	15,761	(7,927)	6,801
Proceeds from issuance of common stock	306,790	306,790	–

Net Cash Provided by Financing Activities	322,551	298,863	6,801
	,
Net Increase in Cash	202,322	202,322	–

Cash – Beginning of Year	–	–	–

Cash – End of Year	202,322	202,322	–

Non-Cash Investing and Financing Activities	–	–	–

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Statement of Stockholders’ Equity (Deficit)

From July 17, 1998 (Date of Inception) to April 30, 2005

(Expressed in U.S. dollars)

						Deficit
			Additional			Accumulated
	Common Stock		Paid-in	Stock		During the
		Par	Capital	Subscription	Donated	Development
	Shares	Value	(Discount)	Receivable	Capital	Stage	Total
	#	$	$	$	$	$	$
Balance – July 17, 1998 (Date of Inception)	–	–	–	–	–	–	–

Stock issued for $500 of organizational expenses	2,500,000	2,500	(2,000)	–	–	–	500

Additional paid in capital for organizational expenses incurred by a director on behalf of the Company	–	–	87	–	–	–	87

Stock issued for "The Biocatalyst License" at a fair market value of $0.0002 per share	10,000,000	10,000	(8,000)	–	–	–	2,000

Net loss	–	–	–	–	–	(587)	(587)

Balance – April 30, 1999	12,500,000	12,500	(9,913)	–	–	(587)	2,000

Net loss	–	–	–	–	–	(2,000)	(2,000)

Balance – April 30, 2000	12,500,000	12,500	(9,913)	–	–	(2,587)	–

Donated services and overhead	–	–	–	–	9,000	–	9,000

Net loss	–	–	–	–	–	(14,977)	(14,977)

Balance – April 30, 2001	12,500,000	12,500	(9,913)	–	9,000	(17,564)	(5,977)

Donated services and overhead	–	–	–	–	9,000	–	9,000

Net loss	–	–	–	–	–	(16,657)	(16,657)

Balance – April 30, 2002	12,500,000	12,500	(9,913)	–	18,000	(34,221)	(13,634)

Donated services and overhead	–	–	–	–	9,000	–	9,000

Net loss	–	–	–	–	–	(21)	(21)

Balance – April 30, 2003	12,500,000	12,500	(9,913)	–	27,000	(34,242)	(4,655)

Donated services and overhead	–	–	–	–	9,000	–	9,000

Net loss	–	–	–		–	(20,886)	(20,886)

Balance – April 30, 2004	12,500,000	12,500	(9,913)	–	36,000	(55,128)	(16,541)

Stock issued at $0.25 per share - net of $3,710 of offering costs	1,752,000	1,752	432,538	(127,500)	–	–	306,790

Donated services and overhead	–	–	–	–	9,000	–	9,000

Net loss	–	–	–	–	–	(153,123)	(153,123)

Balance – April 30, 2005	14,252,000	14,252	422,625	(127,500)	45,000	(208,251)	146,126

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. dollars)

1.	Development Stage Company

General Gold Corporation (the “Company”) was incorporated in the State of Nevada, U.S.A. on July 17, 1998 under the name Gentry Resources, Inc. Effective July 17, 2003, the Company changed its name to General Gold Corporation. The Company acquired a license in 1999 to market and distribute an oxygen enriched water product called “Biocatalyst”. However, due to a dispute with the original license holder, the Company lost its rights to the license.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company entered into the mining exploration business by entering into an agreement dated November 14, 2004, to acquire substantially all of the assets related to the Independence mining claims in Lander County, Nevada. Refer to Note 6. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at April 30, 2005, the Company has accumulated losses of $208,251 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. There is substantial doubt regarding the Company’s ability to continue as a going concern.

During the year ended April 30, 2005, the Company issued 1,752,000 units at a price of $0.25 per unit for cash proceeds of $306,790, net of issue costs of $3,710 and stock subscriptions receivable of $127,500.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is April 30.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

General Gold Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)
e)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2005, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

f)	Financial Instruments

The fair value of cash, accounts payable, accrued liabilities and amounts due from/to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

g)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

h)	Mineral Property Costs

The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

General Gold Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. dollars)

2.	Summary of Significant Accounting Policies (continued)

j)	Recent Accounting Pronouncements (continued)

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

FASB has also issued SFAS No. 151 and 152, but they will not have any relationship to the operations of the Company therefore a description and its impact for each on the Company’s operations have not been disclosed.

3.	Related Party Transactions
a)

At April 30, 2005, the President of the Company is indebted to the Company for $2,326 resulting from cash advances received in excess of expense reimbursements incurred. This amount is non-interest bearing and unsecured with no fixed terms of repayment.

b)

During the year ended April 30, 2005, the Company incurred rent of $1,200 to a company with a common director. The amount is unpaid at April 30, 2005 and is non-interest bearing and unsecured with no fixed terms of repayment.

c)	The Company has received donated services and overhead from the current and former President of the Company valued at $500 per month for services and $250 per month for overhead.

4.	Common Stock
a)

On March 8, 2004, the Company affected a forward stock split on a five new shares for one old share basis as approved by the directors of the Company. All share amounts have been retroactively adjusted for all periods presented.

b)

During the year ended April 30, 2005, the Company issued 1,752,000 units at a price of $0.25 per unit for cash proceeds of $306,790, net of issue costs of $3,710 and stock subscriptions receivable of $127,500 (received subsequent to year end). Each unit consists of one share of common stock of the Company and one-half share purchase warrant. One warrant allows the holder to purchase one share of common stock of the Company at a price of $0.50.

5.	Mineral Property

On April 29, 2005, the Company entered into an agreement which replaced the letter of intent entered into November 14, 2004, with Independence Mines, LLC (“Independence”) and Gold Range, LLC (“Gold”) with respect to the purchase of substantially all of the assets that Gold uses to conduct the business of Independence. Gold granted to Independence the option it now holds to the Independence mining claims in Lander County, Nevada. The purchase price for Independence included $25,000 paid at the close of the acquisition, $25,000 subsequently paid when the option was converted to an acceptable lease in favor of Independence and a final $25,000 to be paid within 30 days of the lease recordation date (subsequently paid). A total of 2,500,000 restricted common shares of the Company are to be issued with the final cash payment (issued on October 26, 2005). Also, in addition to other underlying NSR requirements, the Company must pay a 1% net smelter royalty fee to Gold.

General Gold Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

(Expressed in U.S. dollars)

6.	Commitment

On May 11, 2005, the Company entered into a one year consulting agreement, whereby the consultant will design and maintain the Company’s Website for a fee of $25,000.

7.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred cumulative net operating losses of approximately $163,000 which commence expiring in 2018. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at April 30, 2005 and 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	2005 $	2004 $

Net Operating Income (Loss)	163,000	19,000

Statutory Tax Rate	35%	34%

Effective Tax Rate	–	–

Deferred Tax Asset	57,050	6,460

Valuation Allowance	(57,050)	(6,460)

Net Deferred Tax Asset	–	–

7.	Subsequent Events
a)	The Company received cash proceeds of $127,500 for all of the outstanding stock subscriptions receivable.
b)

The Company issued 32,000 units at a price of $0.25 per unit for cash proceeds of $5,300. Each unit consists of one share of common stock of the Company and one-half share purchase warrant. One warrant allows the holder to purchase one share of common stock of the Company at a price of $0.50.

c)	On May 11, 2005, the Company entered into a one year consulting agreement, whereby a consultant will design and maintain the Company’s Website for a fee of $25,000.
d)

On October 26, 2005, the Company issued 2,500,000 restricted shares of common stock to Gold Range, LLC as consideration for the lease assignment as described in Note 5. The purchase price included $25,000 paid at the close of the acquisition, $25,000 subsequently paid when the option was converted to an acceptable lease and a final $25,000 to be paid within 30 days of the lease recordation date (subsequently paid).

General Gold Corporation

(An Exploration Stage Company)

Balance Sheets

(Expressed in U.S. dollars)

	(unaudited)	(audited)
ASSETS

Current Assets

Cash	22,644	202,322
Accounts receivable	11,790	–
Prepaid expenses	12,500	–
Due from related party (Note 5(a))	-	2,326

Total Current Assets	46,934	204,648

Property and Equipment (Note 4)	2,808	–

Total Assets	49,742	204,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	4,458	37,868
Accrued liabilities	15,702	19,454
Due to related party (Note 5(b))	1,457	1,200

Total Liabilities	21,617	58,522

Commitments and Contingencies (Notes 1 and 7)

Stockholders’ Equity

Common Stock: 100,000,000 shares authorized with a par value of $0.001; 33,568,000 and 28,504,000 shares issued and outstanding, respectively	33,568	28,504

Additional Paid-in Capital	410,907	408,373

Common Stock Subscribed (Note 6(c))	14,000	–

Stock Subscription Receivable (Note 6(d))	–	(127,500)

Donated Capital (Note 5 (b) and (c))	45,000	45,000

Deficit Accumulated During the Exploration Stage	(475,350)	(208,251)

Total Stockholders’ Equity	28,125	146,126

Total Liabilities and Stockholders’ Equity	49,742	204,648

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Statements of Operations

(Expressed in U.S. dollars)

(unaudited)

	Accumulated from July 17, 1998 (Date of Inception) to October 31,	For the Three Months Ended		For the Six Months Ended
		October 31,		October 31,
	2005	2005	2004	2005	2004
	$	$	$	$	$

Revenue	–	–	–	–	–

Expenses

Amortization of license and write-off	2,000	–	–	–	–
Depreciation	283	156	–	283	–
Foreign currency transaction loss	454	39	533	14	714
General and administrative (Note 5)	124,242	29,420	745	69,444	1,959
Management and consulting fees	211,504	60,332	1,500	120,504	3,000
Mineral property costs (Note 7)	80,000	5,000	–	55,000	–
Professional fees	73,754	6,309	3,960	21,854	4,790

Total Expenses	492,237	101,256	6,738	267,099	10,463

Loss from operations	(492,237)	(101,256)	(6,738)	(267,099)	(10,463)

Gain on forgiveness of debt	16,887	–	–	–	–

Net Loss	(475,350)	(101,256)	(6,738)	(267,099)	(10,463)

Net Loss Per Share – Basic and Diluted		–	–	(0.01)	–

Weighted Average Shares Outstanding		28,824,000	25,000,000	28,667,000	25,000,000

(The accompanying notes are an integral part of the financial statements)

General Gold Corporation

(An Exploration Stage Company)

Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	For the
	Six Months Ended
	October 31,
	2005	2004
	$	$
Operating Activities

Net loss	(267,099)	(10,463)

Adjustments to reconcile net loss to net cash used by operating activities:

Depreciation	283	–
Donated overhead	–	1,500
Donated services	-	3,000
Stock issued for mineral properties	5,000	–

Change in operating assets and liabilities:

Prepaid expenses	(12,500)	–
Accounts payable and accrued liabilities	(48,952)	(3,067)

Net Cash Used in Operating Activities	(323,268)	(9,030)

Investing Activities

Purchase of property and equipment	(3,091)	–

Net Cash Used in Investing Activities	(3,091)	–

Financing Activities

Advances from related parties	2,583	9,106
Proceeds from issuance of common stock	146,681	–

Net Cash Provided by Financing Activities	134,681	9,106

Net (Decrease) Increase in Cash	(179,678)	76

Cash - Beginning of Period	202,322	–

Cash - End of Period	22,644	76

Non-Cash Investing and Financing Activities
Stock issued for mineral properties	5,000	–

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of the financial statements)

1.	Development Stage Company

General Gold Corporation (the “Company”) was incorporated in the State of Nevada, U.S.A. on July 17, 1998 under the name Gentry Resources, Inc. Effective July 17, 2003, the Company changed its name to General Gold Corporation. The Company acquired a license in 1999 to market and distribute an oxygen enriched water product called “Biocatalyst”. However, due to a dispute with the original license holder, the Company lost its rights to the license.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. The Company entered into the mining exploration business by entering into an agreement dated November 14, 2004, to acquire substantially all of the assets related to the Independence mining claims in Lander County, Nevada. Refer to Note 7. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at October 31, 2005, the Company has accumulated losses of $475,350 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. There is substantial doubt regarding the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is April 30.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

2. Summary of Significant Accounting Policies (continued)

d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)	Property and Equipment

Property and equipment consists of furniture and equipment and is recorded at cost. The furniture and equipment are being amortized on a straight-line basis over their estimated lives of five years.

f)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2005, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)	Financial Instruments

The fair value of cash, accounts payable, accrued liabilities and amounts due from/to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

h)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

i)	Mineral Property Costs

The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

j)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes an impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

k)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

2. Summary of Significant Accounting Policies (continued)

l)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

In December 2004, FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

2. Summary of Significant Accounting Policies (continued)

m)	Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.	Prepaid expenses

On May 11, 2005, the Company entered into a one year consulting agreement, whereby the consultant will design and maintain the Company’s Website for a fee of $25,000. On May 16, 2005, the Company paid the consultant $25,000 dollars. At October 31, 2005, the Company expensed $12,500 to general and administrative and reported $12,500 as prepaid expenses.

4.	Property and Equipment
	Cost $	Accumulated Amortization $	October 31, 2005 Net Carrying Value $	April 30, 2005 Net Carrying Value $

Furniture and equipment	3,091	283	2,808	–

	3,091	283	2,808	–

5.	Related Party Transactions
a)

During the six months ended October 31, 2005, the Company incurred rent of $600 to a company with a common director. The amount is unpaid at October 31, 2005 and is non-interest bearing and unsecured with no fixed terms of repayment. During the six months ended October 31, 2004, the Company recognized $1,500 for donated overhead at $250 per month provided by the President of the Company.

b)

During the six months ended October 31, 2005, the Company incurred management fees of $12,000 by the President of the Company. The amount of $857 is unpaid at October 31, 2005 and is non-interest bearing and unsecured with no fixed terms of repayment. During the six months ended October 31, 2004, the Company recognized $3,000 at $500 per month for donated services provided by the President of the Company.

6.	Common Stock
a)

On November 29, 2005, the Company increased the number of authorized shares of common stock from 50,000,000 to 100,000,000 and correspondingly increased the number of issued and outstanding shares on a two for one (2:1) basis. All share amounts have been retroactively adjusted for all periods presented.

b)	On October 26, 2005, the Company issued 5,000,000 restricted shares of common stock to Gold Range, LLC as consideration for the lease assignment as described in Note 7.

6.	Common Stock (continued)
c)

During the six months ended October 31, 2005, the Company received cash proceeds of $14,000 for stock subscriptions for 112,000 units which were issued on December 31, 2005. Each unit consisted of one share of common stock and one-half share purchase warrant. One full warrant allows the holder to purchase one share of common stock at $0.25 per share for a period of one year.

d)	During the six months ended October 31, 2005, the Company received $124,325 from stock subscriptions receivable, net of issue costs of $3,175.
e)

During the six months ended October 31, 2005, the Company issued 64,000 units at $0.125 per unit for cash proceeds of $5,773, net of issue costs of $2,227. Each unit consisted of one share of common stock and one-half share purchase warrant. One full warrant allows the holder to purchase one share of common stock at $0.25 per share for a period of one year.

7.	Mineral Property

On November 14, 2004, the Company entered into a letter of intent with Independence Mines, LLC (“Independence”) and Gold Range, LLC (“Gold”) with respect to the purchase of an option that Gold held to the Independence mining claims in Lander County, Nevada and substantially all of the assets that Gold uses to conduct the business of Independence. On April 29, 2005, the Company entered into an agreement (the “Assignment Agreement”) which replaced the letter of intent whereby the Company purchased an assignment of lease to the Independence mining claims from Gold. The purchase price included $25,000 (paid) at the close of the Assignment Agreement, $25,000 (paid) when the definitive agreement was entered into between Gold and the Lessor and a final $25,000 (paid) within 30 days of the lease recordation date. On October 26, 2005, the Company issued 5,000,000 restricted shares of common stock to Gold. Also, in addition to other underlying NSR requirements, the Company must pay a 1% net smelter royalty fee to Gold.

8.	Subsequent Event

On December 31, 2005, the Company issued 2,548,000 units at $0.125 per unit for cash proceeds of $318,500. Each unit consisted of one share of common stock and one-half share purchase warrant. One full warrant allows the holder to purchase one share of common stock at $0.25 per share for a period of one year.

EXHIBITS

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

3.1	Certificate of Incorporation(1)
3.2	By-Laws(1)
10.1	Letter of Intent between General Gold and Gold Range, LLC dated November 14, 2004(2)
10.2	Amendment to Letter of Intent between General Gold and Gold Range, LLC dated December 31, 2004(2)
10.3	Assignment of Lease Agreement between General Gold and Gold Range Company, LLC dated April 29, 2005(3)
10.4	Assignment of Lease and Consent Agreement between Independence Gold-Silver Mines Inc., Gold Range Company, LLC and General Gold dated June 29, 2005(4)
10.5	Lease Agreement between Independence Gold-Silver Mines Inc. and Gold Range Company, LLC dated July 13, 2005(4)
10.6	Share Purchase Agreement between our company, General Gold and the former shareholders of General Gold dated January 20, 2006(5)
(1)	Previously filed with our Registration Statement on Form 10-SB12G filed on August 24, 1999.
(2)	Previously filed with General Gold’s Quarterly Report on Form 10-QSB filed on April 22, 2005.
(3)	Previously filed with General Gold’s Current Report on Form 8-K filed on June 17, 2005.
(4)	Previously filed with General Gold’s Annual Report on Form 10-KSB filed on December 9, 2005.
(5)	Previously filed with General Gold’s Quarterly Report on Form 10-QSB filed on February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Richard J. Verdiramo

Richard J. Verdiramo

President

/s/ Leslie James Porter

Leslie James Porter

Chief Financial Officer

/s/ Stephen Parent

Stephen Parent

Chief Operating Officer

Date: March 22, 2006